UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2012

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 25, 2012, SJW Corp. (the “Company”) announced its financial results for the quarter ended March 31, 2012. A copy of the press release announcing the financial results is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference

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Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Shareholders of SJW Corp. held on April 25, 2012, (i) the eight individuals listed below were elected to the Board of Directors, and (ii) the appointment of KPMG LLP as the independent registered public accounting firm for 2012 was ratified, each by the votes set forth below:

Proposal 1:	Election of Directors:

Name of Director	In Favor	Withheld	Broker Non-Votes
Katharine Armstrong	10,667,526	2,562,884	3,091,406
Walter J. Bishop	13,057,009	173,401	3,091,406
Mark L. Cali	10,686,727	2,543,683	3,091,406
Douglas R. King	10,685,913	2,544,497	3,091,406
Ronald B. Moskovitz	13,070,656	159,754	3,091,406
George E. Moss	13,046,304	184,106	3,091,406
W. Richard Roth	12,939,525	290,885	3,091,406
Robert A. Van Valer	13,070,030	160,380	3,091,406

Proposal 2:	Ratification of Appointment of Independent Registered Public Accounting Firm:

In Favor	Against	Abstain	Broker Non-Votes
16,168,717	124,056	29,043	0

Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document
99.1	Press Release issued by SJW Corp., dated April 25, 2012 Announcing the 2012 First Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: April 25, 2012	/s/ James P. Lynch_________________________
James P. Lynch, Chief Financial Officer and Treasurer

Exhibit Number	Description of Document
99.1	Press Release issued by SJW Corp., dated April 25, 2012 Announcing the 2012 First Quarter Financial Results.

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EXHIBIT 99.1
SJW CORP. ANNOUNCES
FIRST QUARTER FINANCIAL RESULTS

Board Declares Quarterly Dividend on Common Stock

SAN JOSE, CA, April 25, 2012 – SJW Corp. (NYSE: SJW) today reported financial results for the first quarter ended March 31, 2012. Operating revenue was $51.2 million in the quarter compared to $43.7 million in 2011. The $7.5 million increase in revenue reflects higher customer water usage of $4.7 million, cumulative rate increases of $2.5 million and $178,000 from new customers compared to a year ago. In addition, the Company earned $144,000 in higher revenue from real estate operations.

Net income was $1.1 million and diluted earnings per common share were $0.06, compared to $610,000 and $0.03 per share, respectively, in the first quarter of 2011.

Water production costs for the quarter ended March 31, 2012 were $20.1 million compared to $15.5 million in 2011, an increase of $4.6 million. The increase in water production costs is primarily attributable to $2.3 million in higher customer water usage, $1.3 million in higher per unit costs for purchased water and groundwater extraction charges and $1.0 million in higher costs due to a decrease in available surface water supply.

Operating expenses, excluding water production costs, for the first quarter were $24.3 million compared to $22.6 million in 2011. The increase of $1.7 million reflects an additional $912,000 in administrative and general expenses, $514,000 of depreciation expense, and $348,000 in taxes other than income tax, partially offset by a decrease of $59,000 in maintenance expenses. Income tax expense for the first quarter increased to $799,000 in 2012 from $433,000 in 2011 as a result of higher pre-tax income.

The Directors of SJW Corp. today declared a quarterly dividend on common stock of $0.1775 per share. The dividend is payable on June 1, 2012 to shareholders of record on May 7, 2012.

SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, SJWTX, Inc., Texas Water Alliance Limited, and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW Land Company owns and operates commercial real estate investments.

This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The results for a quarter are not indicative of results for a full year due to seasonality and other factors. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SJW Corp.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands, except per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2012	2011

OPERATING REVENUE	$51,149	43,696
OPERATING EXPENSE:
Production Costs:
Purchased water	13,577	7,416
Power	865	1,014
Groundwater extraction charge	2,946	4,508
Other production costs	2,756	2,592
Total production costs	20,144	15,530

Administrative and general	10,548	9,636
Maintenance	2,989	3,048
Taxes other than income	2,435	2,087
Depreciation and amortization	8,308	7,794
Total operating expense	44,424	38,095

OPERATING INCOME	6,725	5,601

Interest on long-term debt and other	(4,817)	(4,558)

Income before income taxes	$1,908	1,043

Provision for income taxes	799	433

NET INCOME	$1,109	610

Other comprehensive loss, net	(11)	(11)

COMPREHENSIVE INCOME	$1,098	599

Earnings per share
-Basic	$0.06	0.03
-Diluted	$0.06	0.03

Dividend per share	$0.18	0.17

Weighted average shares outstanding
-Basic	18,612	18,570
-Diluted	18,821	18,775

SJW Corp.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)
	March 31,	December 31,
ASSETS	2012	2011
UTILITY PLANT:
Land	$8,893	8,852
Depreciable plant and equipment	1,085,972	1,070,016
Construction in progress	24,177	18,527
Intangible assets	15,549	14,732
Total utility plant	1,134,591	1,112,127
Less accumulated depreciation and amortization	364,526	355,914
Net utility plant	770,065	756,213

REAL ESTATE INVESTMENT:	89,099	89,099
Less accumulated depreciation and amortization	10,991	10,557
Net real estate investment	78,108	78,542
CURRENT ASSETS:
Cash and equivalents	19,261	26,734
Accounts receivable and accrued unbilled utility revenue	32,763	33,853
Prepaid expenses and other	7,346	8,328
Total current assets	59,370	68,915
OTHER ASSETS:
Investment in California Water Service Group	7,013	7,032
Debt issuance costs, net of accumulated amortization	4,778	4,865
Regulatory assets, net	119,248	119,248
Other	3,862	3,995
	134,901	135,140
	$1,042,444	1,038,810
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common stock	$9,698	9,684
Additional paid-in capital	24,992	24,552
Retained earnings	225,264	227,494
Accumulated other comprehensive income	2,263	2,274
Total shareholders’ equity	262,217	264,004
Long-term debt, less current portion	343,617	343,848
Total capitalization	605,834	607,852
CURRENT LIABILITIES:
Current portion of long-term debt	828	838
Accrued groundwater extraction charge,
purchased water and purchased power	5,634	6,212
Accounts payable	10,798	7,417
Accrued interest	5,540	5,376
Other current liabilities	9,170	8,445
Total current liabilities	31,970	28,288

DEFERRED INCOME TAXES AND CREDITS	135,300	135,036
ADVANCES FOR CONSTRUCTION AND
CONTRIBUTIONS IN AID OF CONSTRUCTION	190,503	190,668
POSTRETIREMENT BENEFIT PLANS	70,337	68,855
OTHER NONCURRENT LIABILITIES	8,500	8,111
	$1,042,444	1,038,810